                                                                    EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT

                                    BETWEEN

                          SNELLING AND SNELLING, INC.

                                      AND

                             TIMOTHY J. LONCHARICH

                            Effective: July 26, 1994



==========================================
SNELLING AND SNELLING, INC.
12801 NORTH CENTRAL EXPRESSWAY, SUITE 700
DALLAS, 75243
TELEPHONE: 239-7575
==========================================

                             EMPLOYMENT AGREEMENT

                              TABLE OF CONTENTS
                              -----------------

         1.      Employment

         2.      Duties and Functions as Employee
                 A.       Positions
                 B.       General Duties and Functions

         3.      Extent of Employee Services

         4.      Satisfaction of Employer

         5.      Employee's Compensation and Benefits
                 A.       Base Salary
                 B.       Performance Bonus
                 C.       Long-Term Incentive Bonus
                 D.       Other Benefits
                 E.       Vacations
                 F.       Business Expense Reimbursement

         6.      Employee Covenants
                 A.       Employee Representations
                 B.       Non-Competition
                 C.       Non-Interference
                 D.       Disclosure of Information
                 E.       Return of Records
                 F.       Remedies

         7.      Term

         8.      Termination
                 A.       Death
                 B.       Disability
                 C.       Mutual Consent
                 D.       By Employee
                 E.       For "Good Cause"
                 F.       By Employer
                 G.       July 31, 1999

         9.      Payments upon Termination; Severance
                 A.       Death
                 B.       Disability

EMPLOYMENT AGREEMENT                  -i-                             LONCHARICH

                 C.       Mutual Consent
                 D.       By Employee
                 E.       For "Good Cause"
                 F.       By Employer
                 G.       July 31, 1999
                 H.       Failure to Perform

         10.     References and Gender

         11.     Captions

         12.     Notices

         13.     Insurance; Medical Exam

         14.     Invalid Provisions

         15.     Amendments

         16.     Nonassignability

         17.     Entire Agreement

         18.     Laws Governing

         19.     Succession

         20.     Arbitration

         21.     Waivers and Consents

         22.     Multiple Counterparts





EMPLOYMENT AGREEMENT                 -ii-                             LONCHARICH

                              EMPLOYMENT AGREEMENT


     This Agreement made this ______ day of July, 1994, effective as of July 26, 1994, by and between Snelling and Snelling, Inc., a Pennsylvania corporation (the 'Employer'), and Timothy J. Loncharich ('Employee').

                                R E C I T A L S:

A.       Employee desires employment as an Employee of the Employer.

B. The Employer desires to employ Employee under the terms and conditions hereof.

C. In consideration of the mutual covenants herein contained, the parties agree as follows:

                                   Agreement

         1. EMPLOYMENT. Conditioned upon Employee passing a physical exam performed by medical doctors selected by the Employer, the Employer hereby employs Employee and Employee hereby accepts such employment upon the terms and conditions of this Agreement.

         2. DUTIES AND FUNCTIONS AS EMPLOYEE. Employee is engaged by the Employer to perform the following duties and functions:

                 A. POSITIONS. Employee will serve as President and Chief Executive Officer of the Employer.

                 B. GENERAL DUTIES AND FUNCTIONS. Employee agrees to render to Employer his services in the executive capacities provided herein. The Board of Directors will appoint Employee to serve on the Board of Directors until the next regularly scheduled annual meeting of shareholders. In the above capacities, Employee shall perform such duties and functions as are customarily performed by the principal corporate officer of a company of a size and nature comparable to Employer, including, for example, the right to employ and discharge employees; provided, the Chairman of the Board shall have the right to discharge any employee with or without cause. Employee shall be subject generally to the direction of the Board of Directors and the Chairman of the Board with respect to his duties and to approval and disapproval of all Employer policies.

         3. EXTENT OF EMPLOYEE SERVICES. Employee shall devote his full working time, attention, efforts, and energies to the business and affairs of the Employer and its affiliated companies. Employee during the term of this Agreement shall not engage in any other business activity whether or not that business activity is pursued for gain, profit, or other pecuniary advantages, nor shall Employee be interested, directly or indirectly, in any form, fashion, or manner, as partner, officer, director, stockholder, advisor, employee, investor, or in any other form or capacity, in any other business similar to the Employer's business without the Employer's





EMPLOYMENT AGREEMENT                  -1-                             LONCHARICH
consent; provided, however, that nothing herein contained shall be deemed to prevent or limit the right of Employee to invest any of his personal funds in the capital, stock, or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange or regulated market. Notwithstanding the foregoing, Employee may, with the permission of the Board of Directors of the Employer, sit on the boards of corporations (public and private) and devote time and attention to nonprofit organizations and academic institutions, provided such activities shall be consistent with Employee's commitments to the Employer and not affect
Employee's performance of Employee's obligations under this Agreement. During the term of Employee's employment, Employee's principal residence shall be in Dallas County, Texas, or a county contiguous thereto or at such other place as Employer shall, in good faith, require pursuant to Paragraph 4 hereof.

         4. SATISFACTION OF EMPLOYER. Employee agrees that he will faithfully, promptly, and to the best of his ability, experience, and talent, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof Such duties shall be rendered at Dallas, Texas, and at such other place or places as the Employer shall in good faith require, or as the interests, needs, business, and opportunities of the Employer shall require or make advisable.

         5. EMPLOYEE'S COMPENSATION AND BENEFITS. For all services rendered by Employee during his employment hereunder, the Employer shall compensate Employee as follows:

                 A. BASE SALARY. Employee's base salary shall be determined by the Employer's Board of Directors, subject to the following minimum amount. For the term of this Agreement, Employee's minimum base salary shall be $230,000 per year. Employee's base salary shall be payable in accordance with the Employer's payroll practices as in effect from time to time, and subject to such withholding as is required by law.

                 B. PERFORMANCE BONUS. In addition to base salary, Employee shall receive a 'Performance Bonus' (herein so called) determined as follows:

                          (1) DETERMINATION. The Performance Bonus will be determined from Employer's net annual income before state and federal taxes ('Before Tax Earnings'). The Employer's Board of Directors shall each year during the term of this Agreement establish a Performance Bonus Criteria (herein so called) which shall be Employer's projected Before Tax Earnings for that year.

                                  a. LEVEL ONE. If Employer's Before Tax Earnings are 80%-99% of the
                                           Performance Bonus Criteria, the
                                           Performance Bonus shall be 25 % of
                                           Employee's base salary.



EMPLOYMENT AGREEMENT                  -2-                             LONCHARICH

                                  b. LEVEL TWO. If Employer's Before Tax Earnings are 100% - 119% of the Performance Bonus Criteria, the Performance Bonus shall be 50% of Employee's base salary.

                                  c.       LEVEL THREE.  If Employer's Before
                                           Tax Earnings are 120% or greater of
                                           the Performance Bonus Criteria, the
                                           Performance Bonus shall be 100% of
                                           Employee's base salary.

                          (2) LIMITATION. The Performance Bonus shall not exceed Employee's base salary.

                          (3)     SOURCE OF FINANCIAL INFORMATION AND
                                  CALCULATION. Before Tax Earnings shall be determined on an accrual basis based on the Employer's audited annual financial statements for its fiscal tax year. The determination of Employer's Before Tax Earnings by the Employer's independent auditors will be final and binding on all parties.

                          (4) MID-YEAR CALCULATION. If employment is started or terminated during a fiscal year and Employee is entitled to the Performance Bonus hereunder, the Performance Bonus determination will be made at the end of the Employer's fiscal year and prorated based on the number of days Employee was employed during that year; provided, in the case of Employee's termination of employment, the Employer in its sole discretion may elect to determine the Performance Bonus based on Before Tax Earnings annualized through the last day of the month preceding the date of Employee's termination of employment.

                          (5) PAYMENT. Except as otherwise provided for herein, the Performance Bonus will be paid within 30 days following the auditor's completion of the Employer's audited annual financial statements.

                 C. LONG-TERM INCENTIVE BONUS. Employee will have the opportunity to earn additional compensation under the terms of that certain Long-Term Incentive Bonus Plan attached hereto as Exhibit A (the 'LTI Plan").

                 D. OTHER BENEFITS. The Employer shall, at its expense, furnish Employee with such other benefits as are from time to time provided by the Employer for the benefit of its executives generally during the term of this Agreement.




EMPLOYMENT AGREEMENT                  -3-                             LONCHARICH

                 E. VACATIONS. Employee shall be entitled to 3 weeks (15 business days) vacation during the first year of his employment and thereafter he shall be entitled to 4 weeks (20 business days) vacation per year. Vacation will be determined on an annual basis and vacation time may not to be carried over from one year to the next nor will Employee be entitled to be paid for vacation time accrued but not taken, even in the event of Employee's termination of employment.

                 F. BUSINESS EXPENSE REIMBURSEMENT. Employee will be reimbursed for reasonable out-of-pocket business expenses in accordance with the Employer's reimbursement policies. In addition, the Employer will provide Employee a leased company car comparable to cars provided to other Employer executives with gas, maintenance, and insurance to be provided at Employer's expense.

         6. EMPLOYEE COVENANTS. The parties recognize that the services to be rendered as an employee under this Agreement by Employee are special, unique, and of an extraordinary character and therefore, Employee in consideration for the employment hereunder makes the following representations and covenants (the 'Covenants') for the benefit of Employer:

                 A.       EMPLOYEE REPRESENTATIONS.

                          (1) REASONABLENESS OF COVENANTS. Insofar as the Covenants set out in this Paragraph 6 are concerned, Employee specifically acknowledges and agrees as follows: (i) the Covenants are reasonable and necessary to protect the goodwill and business interests of the Employer; (ii) the scope, time, and geographical area limitations of the Covenants are reasonable and necessary to protect the goodwill and legitimate business interests of the Employer; (iii) the consideration for the Covenants is the employment and continued employment of Employee by the Employer, the severance payments, and the other monetary considerations set forth in this Agreement;
                                  (iv) the Covenants are not oppressive to Employee and do not impose a greater restraint on Employee than is necessary to protect the goodwill and other business interests of the Employer; and (v) upon termination of employment hereunder for any reason Employee acknowledges he will continue to be able to earn a livelihood without violating the provisions of this Paragraph 6.

                          (2) PROPRIETARY INFORMATION. Employee is aware and acknowledges that Employer has developed a special competence in its Business (hereinafter defined) and has accumulated Confidential Information (hereinafter defined) not generally known to others in the field which is of unique




EMPLOYMENT AGREEMENT                  -4-                             LONCHARICH
                                  value in the conduct and growth of Employer's Business and which Employer treats as proprietary.

                          (3) ACCESS TO CONFIDENTIAL INFORMATION. In the course of Employee's employment, Employee will be employed in a position or positions with Employer in which Employee may receive or contribute to the Confidential Information of Employer. Employee recognizes that optimum progress of Employer's Business cannot take place unless Confidential Information is entrusted to Employee.

                          (4)     PROTECTION OF GOODWILL.  Employee
                                  acknowledges that in the course of carrying out, performing, and fulfilling his responsibilities to Employer, Employee has and will have access to and be entrusted with Confidential Information relating to Employer's Business and Clients (hereinafter defined). Employee recognizes that (i) the goodwill of Employer depends upon, among other things, its keeping the Confidential Information confidential and that unauthorized disclosure of the Confidential Information would irreparably damage Employer, and (ii) disclosure of any Confidential Information to competitors of Employer or to the general public would be highly detrimental to Employer. Employee further acknowledges that in the course of performing his obligations to Employer, he will be a representative of Employer to many of Employer's Clients and in some instances Employer's primary contact with the Client, and as such will be responsible for maintaining or enhancing the business and goodwill of Employer with those Clients.

                          (5) MEANINGS OF TERMS. Employee acknowledges that the following terms shall have the following meanings:

                                  a.       BUSINESS shall mean Employer's
                                           present business of providing
                                           personnel services, including but
                                           not limited to, temporary help
                                           services, employee placement,
                                           employee search, employee leasing,
                                           and as such business may be expanded
                                           and diversified in the future
                                           through acquisitions by Employer or
                                           future development or
                                           diversification, including any
                                           business which Employer has targeted
                                           or discussed to be targeted by
                                           officers or board members for
                                           acquisition or entry during the
                                           Restricted Period (as defined below)




EMPLOYMENT AGREEMENT                  -5-                             LONCHARICH

                                  b. EMPLOYER shall refer to Snelling and Snelling, Inc. and shall also be deemed to include Plant Maintenance, Inc., of California, Advance
                                           Processing Systems, Inc., and any
                                           other business or entity acquired by
                                           Employer.

                                  c.       CLIENTS means any individual,
                                           principal, proprietorship,
                                           partnership, corporation,
                                           association, or other entity that
                                           has been served by Employer as a
                                           customer or franchise during the
                                           term of Employee's employment,
                                           including those who were (or became)
                                           Client(s) of Employer at the time of
                                           (or at any time during) Employee's
                                           employment.

                                  d.       COMPETING BUSINESS means any
                                           business, firm, undertaking,
                                           company, or organization, other than
                                           Employer, which competes in any
                                           state in the United States in which
                                           the Employer's business is located
                                           (the 'Restricted Area') with
                                           Employer's Business.

                                  e.       CONFIDENTIAL INFORMATION means
                                           information disclosed to or known to
                                           Employee as a direct or indirect
                                           consequence of, or through his
                                           employment with Employer, about
                                           Employer's business methods,
                                           operations, and services, including,
                                           but not limited to, all information,
                                           written or oral, including without
                                           limitation, manuals, videos, audios,
                                           and internal publications not
                                           generally known, or proprietary to
                                           Employer, about Employer's
                                           manufacturing, marketing, pricing,
                                           accounting, merchandising, and
                                           information gathering techniques and
                                           methods, and all accumulated data,
                                           listings, or similar recorded matter
                                           used or useful in Employer's
                                           Business, including but not limited
                                           to, Employer's Client lists,
                                           Employer's franchisees' Client
                                           lists, reports, business forms,
                                           advertisements, and marketing
                                           reports and presentation materials.
                                           Without regard to whether any or all
                                           of the foregoing matters would be
                                           deemed confidential, material, or
                                           important, the parties hereto
                                           stipulate that as between them, the
                                           same are important, material, and
                                           confidential and gravely affect the
                                           effective and successful conduct of
                                           the business of the Employer, and
                                           its goodwill.




EMPLOYMENT AGREEMENT                  -6-                             LONCHARICH

                 B. NON-COMPETITION. Employee agrees that during his employment with Employer and for a period of twenty-four (24) months after the termination of his employment with Employer (the "Restricted Period"), Employee shall not within the Restricted Area, either through any kind of ownership (other than ownership of securities of publicly held corporations of which Employee owns less than one percent (1%) of any class of outstanding securities), or as a director, officer, principal, agent, employee, employer, advisor, consultant, co-partner, or in any individual or representative capacity whatsoever, either for Employee's own benefit or for the benefit of any other person or firm, partnership, association, corporation, or other entity, without the prior written consent of Employer, participate, directly or indirectly, in a Competing Business.

                 C. NON-INTERFERENCE. During his employment with the Employer and for a period of thirty-six (36) months after the termination of his employment, irrespective of the time, manner, or cause of his termination, Employee shall not:

                          (1) SOLICITATION. Directly or indirectly, either as principal, agent, employee, employer, stockholder, co-partner, or in any other individual or representative capacity whatsoever induce, solicit, or attempt to induce or solicit any Client to terminate its relationship with the Employer, either for Employee's own benefit or for the benefit of any other person, firm, or corporation competitive with that of the Employer.

                          (2) SOURCES. Directly or indirectly, request or advise any present or future merchandise resource, supply resource, or service resource of the Employer or any Client to withdraw, curtail, or cancel the furnishing or sales of merchandise, supplies, or services to the Employer or any Client.

                          (3) EMPLOYEES. Directly or indirectly, induce or attempt to influence any employee of the Employer or employee of any Client to terminate employment with the Employer or the Client, as the case may be.

                 D. DISCLOSURE OF INFORMATION. Unless compelled to disclose information in a legal proceeding, Employee expressly covenants and agrees that he will not, during or after the termination of his employment with the Employer, irrespective of the time, manner or cause of the termination, directly or indirectly use, disclose, copy, or assist any other person or firm in the use, disclosure, or copying of, any Confidential Information, except with the written consent of or at the written request of Employer.

                 E. RETURN OF RECORDS. Upon termination of his employment, Employee will surrender to the Employer all lists, books, and records of or in connection with the Employer's Clients, customers, suppliers, prospective customers, or businesses and all copies thereof and all other property belonging to the Employer, whatsoever, including, without




EMPLOYMENT AGREEMENT                  -7-                             LONCHARICH
limitation, all Confidential Information. Employee shall have no right to copy or otherwise reproduce lists, books or accounts, records or other property of the Employer.

                 F.       REMEDIES.

                          (1) ENFORCEMENT OF COVENANTS. Employee agrees that a violation on his part of any Covenant in this Paragraph 6 will cause such damage to the Employer as will be irreparable and for that reason, Employee further agrees that the Employer shall be entitled, as a matter of right, to an injunction out of any court of competent jurisdiction, restraining any further violation of the Covenants by Employee, his employer, employees, partners, or agents. In addition to the foregoing remedy, in the event of a violation by Employee of any Covenant in this Paragraph 6, Employee shall be liable to the Employer for actual damages. Such right to injunction and actual damages shall be cumulative and in addition to whatever other remedies the Employer may have.

                          (2) SET OFF. In addition to the other remedies available at law or equity, the Employer shall have the right to set off any obligation arising pursuant to this Paragraph 6 against any amount owed by Employer to Employee, including but not limited to, any salary or other compensation, or payable on behalf of Employee by Employer.

                          (3) INDEPENDENT COVENANTS. Each of the Covenants contained in this Paragraph 6 shall be construed as covenants or agreements independent of any other provision of this Paragraph 6 of this Agreement and the allegation or existence of any claim or cause of action of Employee against the Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of the Covenants contained herein.

                          (4) INTERPRETATION. It is the intent of the parties that the provisions contained in Paragraph 6 shall, to the fullest extent permissible under law and public policy, be enforced by the courts of each state and jurisdiction in which enforcement is sought and that the unenforceability (or the modification necessary to conform with such law and public policy) of any part of Paragraph 6 shall not be deemed to render unenforceable any other part of Paragraph 6. Accordingly, if any part of Paragraph 6 shall be adjudicated to be invalid or unenforceable in any action or proceeding in which




EMPLOYMENT AGREEMENT                  -8-                             LONCHARICH

                                  Employee, his heirs, executors,
                                  administrators and the Employer, its
                                  successors, or assigns, are parties, whether in its entirety or except as modified as to duration, territory, accounts, employees, or otherwise, then that part shall be deemed deleted or amended, as the case may be, from the Agreement in order to render the remainder of Paragraph 6 both valid and enforceable. Any such deletion or amendment shall apply only where the court rendering the same has jurisdiction.

                          (5) SURVIVAL. Notwithstanding any provision in this Agreement to the contrary, the Covenants of Employee contained in this paragraph 6 and the rights of the Employer hereunder shall not terminate upon the termination of this Agreement but shall continue to remain in full force and effect.

                          (6) NOTICE REQUIRED. Employee expressly agrees to notify any prospective employer or affiliate in a Competing Business of the Covenants, and authorizes Employer to make contact with, and discuss the nature and obligations of these Covenants with, any person or affiliate reasonably believed by Employer to be engaged or about to be engaged in an act that would constitute a violation of the Covenants. Employee hereby waives and releases Employer from, any claims whatsoever arising in connection with Employer's contact or discussions with such person or affiliate.

         7. TERM. Subject to the provisions for termination as provided elsewhere herein, the term of Employee's employment under this Agreement shall commence on July 26, 1994, and terminate on July 31, 1999.

         8. TERMINATION. Notwithstanding anything, herein contained to the contrary (including Paragraph 7 hereof), this Agreement shall terminate upon the first to occur of any of the following events:

                 A.       DEATH.  Upon the death of Employee.

                 B. DISABILITY. Upon the disability of Employee. For purposes of this Agreement, Employee shall be subject to a "disability" when he is unable to continue his normal duties of employment by reason of a physical or mental impairment. In determining whether Employee is subject to a disability, Employer's determination shall be based upon the opinion of any licensed physician of the appropriate recognized field of medicine or psychiatric practice who has examined Employee and who agrees and opines that the Employee is disabled; provided, however, if Employee disagrees with such determination, then Employee and Employer shall agree upon an independent qualified physician to review the case and make a




EMPLOYMENT AGREEMENT                  -9-                             LONCHARICH
final determination of disability. If the parties cannot agree upon an independent physician to make such determination, then each party shall appoint a physician and those two physicians shall select a third physician who shall then make a final and binding determination with respect to Employee's disability.

                 C. MUTUAL CONSENT. By mutual written consent of the parties.

                 D. BY EMPLOYEE. By Employee by giving 30 days' written notice of termination to Employer.

                 E. For "Good Cause". By Employer upon written notice for "good cause," which shall mean for purposes of this Agreement, Employee's
(i) commission of a felony or any other criminal act which the Board of Directors consider materially damaging to the reputation of the employer, (ii) fraud, (iii) dishonesty, self-dealing, or embezzlement, (iv) violation of Employer's published policies, (v) gross or intentional neglect of duty, (vi) failure or unwillingness to perform substantially and faithfully Employee's duties hereunder, or (vii) any act or failure to act which undermines or besmirches the Employer's business reputation; provided, however, in the event 'cause' relates to items (iv) through (vi) above, then Employer shall notify Employee of such cause, and, if such violation can be cured, Employee shall have 30 days from receipt of notice to cure such violation.

                 F. BY EMPLOYER. By Employer, upon Employer giving at least 30 days advance written notice to Employee.

                 G.       JULY 31, 1999.

The effective date of termination under the foregoing provisions shall be as follows:

                          (1)     PARAGRAPH 8A, the date of death.

                          (2) PARAGRAPH 8B, the date of written notice from the Employer to Employee of his "disability" termination.

                          (3) PARAGRAPH 8C-, the date determined under the written mutual consent of the parties.

                          (4) PARAGRAPH 8D, the termination date as provided in Employee's written notice; provided that the Employer may accelerate the termination so that it occurs at any time during the 30-day notice period, while continuing Employee's base salary for the remainder of the 30-day notice period.

                          (5) PARAGRAPH 8E, the termination shall be immediate upon the delivery by Employer of written notice or the end of the cure period if cure is possible but is not effected.




EMPLOYMENT AGREEMENT                 -10-                             LONCHARICH

                          (6) PARAGRAPH 8F, the termination date as provided in the Employer's written notice; provided that the Employer may accelerate the termination so that it occurs immediately, while continuing Employee's base salary for the 30-day notice period.

                          (7)     PARAGRAPH 8G, July 31, 1999.

Notwithstanding the foregoing, Employer may terminate Employee's use of Employer's offices, equipment, supplies, and vehicles at any time after notice of termination of employment is given by Employer or Employee.

         9.      PAYMENTS UPON TERMINATION; SEVERANCE.

                 A. DEATH. In the event termination is the result of death under Paragraph 8A above, Employee shall be paid his base salary through the end of the month in which death occurred; Employee's Performance Bonus will be payable through the last day of the month preceding the month in which death occurs; and the vested portion of Employee's incentive bonus under the LTI Plan earned and vested through the last day of the month preceding the month in which death occurs will be determined and paid in accordance with the LTI Plan.

                 B. DISABILITY. In the event of termination for disability under Paragraph 8B above, Employee shall be paid his base salary through the date of termination of employment; Employee's Performance Bonus will be payable through the last day of the month preceding the month in which the termination of employment occurs; and the vested portion of Employee's incentive bonus under the LTI Plan earned and vested through the last day of the month preceding termination of employment will be determined and paid in accordance with the LTI Plan.

                 C. MUTUAL CONSENT. If termination of employment is by mutual consent under Paragraph 8C above, the parties shall agree to the payments to be made, if any, to Employee upon such termination.

                 D. BY EMPLOYEE. In the event of termination by Employee under Paragraph 8D, Employee shall be paid his base salary through the date of termination of employment. Employee's Performance Bonus will be payable through the last day of the month preceding the date of termination of his employment. Employee will not be entitled to receive any benefits under the LTI Plan.

                 E. FOR GOOD CAUSE. In the event of a termination of employment for good cause under Paragraph 8E, Employee will be entitled to receive his base salary through the date of termination of employment. Employee will not be entitled to receive any Performance Bonus or benefits under the LTI Plan.




EMPLOYMENT AGREEMENT                 -11-                             LONCHARICH

                 F. BY EMPLOYER. In the event of a termination of employment under Paragraph 8F, Employee shall be paid his base salary for six months following the date of termination. Employee shall be entitled to a pro rata portion of his Performance Bonus and benefits under the LTI Plan determined through the date of termination of employment.

                 G. EXPIRATION OF AGREEMENT. In the event of termination of employment under Paragraph 8G, Employee shall be paid his base salary, Performance Bonus and benefits under the LTI Plan through July 31, 1999.

Except for the foregoing payments, Employee shall not be entitled to receive any other benefits except as may be required by law.

         10. REFERENCES AND GENDER. All references to 'paragraphs' or 'subparagraphs' contained herein are, unless specifically indicated otherwise, references to paragraphs or subparagraphs of this Agreement. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate. The terms 'herein' and 'hereof' as used in this Agreement are references to this Agreement, unless the context indicates otherwise.

         11. CAPTIONS. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

         12. NOTICES. Whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, the consent, approval, notice, request, or demand must be in writing to be effective, including, without limitation, telex, or telegraphic communications, and shall be deemed to have been given on the earlier of receipt or the third day after it is enclosed in an envelope, addressed to the party to be notified at the address stated below or at such other address as may have been designated by written notice, properly stamped, sealed, and deposited in the United States mail. The address of each party for the purposes hereof is as for each party on the signature page hereof.

         13. INSURANCE: MEDICAL EXAM. Employee agrees to take a physical examination to be performed by a medical doctor selected by the Employer. The cost of such exam will be borne by the Employer. During the term of Employee's employment he shall be required as a condition of employment to take an annual physical exam at the expense of the Employer. In addition, Employee agrees to take such physical examinations as may be required by the Employer in order for the Employer to purchase insurance on Employee's life in such amount or amounts as the Employer deems appropriate.

         14. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term, including renewals, of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall




EMPLOYMENT AGREEMENT                 -12-                             LONCHARICH
remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         15. AMENDMENTS. This Agreement may be amended at any time and from time to time in whole or in part by an instrument in writing setting forth the particulars of such amendment and duly executed by an authorized officer of the Employer and by Employee; provided, however, that salary increases or decreases may be made without a writing if such changes are reflected in the minutes of the Board of Directors of the Employer.

         16. NONASSIGNABILITY. Neither this Agreement, nor any rights or obligations of either party hereunder may be transferred or assigned except that the Employer may assign this entire Agreement to any successor to all or substantially all of the Employer's business and assets.

         17. ENTIRE AGREEMENT. This Agreement, together with the Long Term Incentive Bonus Plan of even date, contains the entire agreement of the parties hereto. No modification or amendment of any of the terms, conditions, or provisions herein may be made otherwise than by written agreement signed by the parties hereto, or in any event by the parties sought to be bound hereby.

         18. LAWS GOVERNING. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED ACCORDING TO THE LAWS OF THE STATE OF TEXAS.

         19. SUCCESSION. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and upon their successors in interest of any kind whatsoever.

         20. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, including but not limited to claims based on or arising from an alleged tort, shall at the request of any party be determined by arbitration, under the auspices and rules of the American Arbitration Association, in accordance with the Texas General Arbitration Act if applicable, otherwise in accordance with the United States Arbitration Act. Judgment upon the award rendered by the arbitrator shall be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party to submit the controversy or claim to arbitration. Nothing contained in this paragraph is intended to prevent a party from bringing an action in State or Federal court in Dallas County, Texas, or such other county and state in which Employer then has its principal place of business, to (i) enforce that party's right to arbitrate under this Agreement or (ii) to obtain relief by way of Specific Performance to enforce the Covenants contained in Paragraph 6 hereof. The arbitration shall be commenced by filing a demand for arbitration upon the other party or parties and the American Arbitration Association. The arbitrator shall be a person who is qualified to make decisions in legal matters. The arbitration proceeding shall be held in Dallas County, Texas, or such other county




EMPLOYMENT AGREEMENT                 -13-                             LONCHARICH
and state in which Employer then has its principal place of business. The arbitrator shall maintain the privacy of the hearings, and shall have the power to exclude witnesses, other than a party, during the testimony of any other witness. The prevailing party in the arbitration proceeding shall be entitled to reasonable attorney's fees, costs, and necessary expenses incurred in connection with such proceeding, as determined by the arbitrator.

         21. WAIVERS AND CONSENTS. One or more waivers of any covenant, term, or provision of this Agreement by any party shall not be construed as a waiver of a subsequent breach of the same covenant, term, or provision, nor shall it be considered a waiver of any other then existing or subsequent breach of a different covenant, term, or provision. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. No custom or practice of either party shall constitute a waiver of either party's rights to insist upon strict compliance with the terms hereof.

         22. MULTIPLE COUNTERPARTS. This Agreement has been executed in a number of identical counterparts, each of which, for all purposes, is to be deemed an original, and all of which constitute, collectively, an agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

EMPLOYEE:                              EMPLOYER:

                                       SNELLING AND SNELLING, INC.

/s/ TIMOTHY LONCHARICH                 By: /s/ ROBERT O. SNELLING, SR.
------------------------------             ------------------------------
Timothy Loncharich                         Robert O. Snelling, Sr.,
                                           Chairman of the Board

ADDRESS:                               ADDRESS:

1002 Saddlebrook Drive                 12801 N. Central Expressway, Suite 700
Colleyville, Texas 76034               Dallas, Texas 75243